SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

June 20, 2007

AMERICAN RACING CAPITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-29057	87-0631750
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9880 Via Parsar, Suite A, San Diego, CA	92126
(Address of principal executive offices)	(Zip code)
(800) 230-7132
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreements.

Convertible Debentures

On June 20, 2007 (the “Closing Date”), American Racing Capital, Inc., a Nevada corporation (the “Company”) entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Buyers set forth on Schedule I attached thereto (collectively the “Buyers” and together with the Company, the “Parties”). Pursuant to the Securities Purchase Agreement, the Company sold to the Buyers convertible notes (collectively, the “Notes”) in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000), which are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the Buyers discretion.

The Notes mature on December 20, 2007, accrue interest at an annual rate of twelve percent (12%). At any time on or after 90 days following the Closing Date, the holders of the Notes may convert, on an aggregate basis, up to 50% of the outstanding and unpaid principal and interest into the Company’s Common Stock, including, but not limited to, the shares held in escrow pursuant to the Pledge and Escrow Agreement, as described below. If the Notes are not paid in full by the maturity date, the holders of the Notes may convert any remaining unpaid principal and interest into the Company’s Common Stock, convertible into shares of the Company’s Common Stock at the option of the holder, in whole or in part at any time and from time to time, at a conversion price equal to one hundred percent (100%) of the average closing bid price of the Company’s Common Stock during the five (5) trading days immediately preceding the date of conversion. In addition, the Company granted piggy-back registration rights for the shares of the Company’s Common Stock underlying the conversion of the Notes.

Contemporaneously with the execution and delivery of the Securities Purchase Agreement, the Parties also executed a Security Agreement (the “Security Agreement”) pursuant to which the Company has agreed to provide to the Buyers a security interest in Pledged Collateral (as such term is defined in the Security Agreement) to secure the Company’s obligations under the Notes. In addition, the Company, the Buyers, Stephen Schaeffer and Earl Ingarfield entered into a Pledge and Escrow Agreement, whereby Messrs. Schaeffer and Ingarfield agreed to pledge an aggregate of 2,000,000 shares of the Company’s Common Stock as a security interest for the Company’s obligations under the Notes. The Company’s subsidiaries, Motorsports and Entertainment of Tennessee, Inc. and ARC Development Corporation, entered into a Guaranty, dated June 20, 2007, guaranteeing all of the obligations of the Company under the Securities Purchase Agreement, the Notes, and all other transaction documents in connection therewith.

Warrants

In Connection with the Securities Purchase Agreement and Notes set forth above, on June 20, 2007 the Company issued (i) to Besser Kapital Fund Ltd. warrants to purchase up to an aggregate 600,000 shares of the Company’s Common Stock at an exercise price equal to the lesser of $0.50 or 100% of the volume weighted average price of the Company’s Common Stock on the date of issuance; (ii) to J. Roebling Fund LP warrants to purchase up to an aggregate 400,000 shares of the Company’s Common Stock at an exercise price equal to the lesser of $0.50 or 100% of the volume weighted average price of the Company’s Common Stock on the date of issuance; (iii) to Gottbetter Capital Group Inc. warrants to purchase up to 50,000 shares of the Company’s Common Stock at an exercise price equal to the lesser of $0.50 or 100% of the volume weighted average price of the Company’s Common Stock on the date of issuance; and (iv) to Sam DelPresto warrants to purchase up to 50,000 shares of the Company’s Common Stock at an exercise price equal to the lesser of $0.50 or 100% of the volume weighted average price of the Company’s Common Stock on the date of issuance.

Item 3.02. Unregistered Sale of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description:

Exhibit	Description	Location

Exhibit 10.1	Securities Purchase Agreement, dated as of June 20, 2007, by and between the Company and the Buyers listed therein	Provided herewith

Exhibit 10.2	$300,000 Senior Secured Convertible Note, dated as of June 20, 2007, issued to Besser Kapital Fund Ltd.	Provided herewith

Exhibit 10.3	$200,000 Senior Secured Convertible Note, dated as of June 20, 2007, issued to J. Roebling Fund LP	Provided herewith

Exhibit 10.4	Security Agreement, dated as of June 20, 2007, issued to the Buyers	Provided herewith

Exhibit 10.5	Pledge and Escrow Agreement, dated June 20, 2007, by and among the Company, the Buyers, Stephen Schaeffer, Earl Ingarfield and Gottbetter & Partners LLP	Provided herewith

Exhibit 10.6	Guaranty, dated June 20, 2007 , issued by Motorsports and Entertainment of Tennessee, Inc. and ARC Development Corporation to the Buyers	Provided herewith

Exhibit 10.7	Warrant dated June 20, 2007, issued by the Company to Besser Kapital Fund Ltd.	Provided herewith

Exhibit 10.8	Warrant dated June 20, 2007, issued by the Company to J. Roebling Fund LP	Provided herewith

Exhibit 10.9	Warrant dated June 20, 2007, issued by the Company to Gottbetter Capital Group Inc.	Provided herewith

Exhibit 10.10	Warrant dated June 20, 2007, issued by the Company to Sam DelPresto	Provided herewith

Exhibit 10.11	Irrevocable Transfer Agent Instructions, dated June 20, 2007, by and among the Company, the Buyers listed therein and Florida Atlantic Stock Transfer, Inc.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2007	AMERICAN RACING CAPITAL, INC.

By: /s/ A. Robert Koveleski
Name: A. Robert Koveleski
Title: President & Chief Executive Officer